EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Roland G. Gentzler, and LaNell K. Sunde with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 25, 2009, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Chairman of the Board, President, Chief Executive	November 23, 2009
Jeffrey M. Ettinger	Officer and Director (Principal Executive Officer)

/s/ Jody H. Feragen	Senior Vice President, Chief Financial	November 23, 2009
Jody H. Feragen	Officer and Director (Principal Financial Officer)

/s/ James N. Sheehan	Vice President and Controller	November 23, 2009
James N. Sheehan	(Principal Accounting Officer)

/s/ Gary J. Ray	Director	November 23, 2009
Gary J. Ray

/s/ Terrell K. Crews	Director	November 23, 2009
Terrell K. Crews

/s/ Luella G. Goldberg	Director	November 23, 2009
Luella G. Goldberg

/s/ Susan I. Marvin	Director	November 23, 2009
Susan I. Marvin

/s/ John L. Morrison	Director	November 23, 2009
John L. Morrison

	Director	November 23, 2009
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 23, 2009
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	November 23, 2009
Susan K. Nestegard

/s/ Ronald D. Pearson	Director	November 23, 2009
Ronald D. Pearson

/s/ Dakota A. Pippins	Director	November 23, 2009
Dakota A. Pippins

/s/ Dr. Hugh C. Smith	Director	November 23, 2009
Dr. Hugh C. Smith

/s/ John G. Turner	Director	November 23, 2009
John G. Turner